                                                                    Exhibit 99.1


                                  LAND O'LAKES

                                  NEWS RELEASE

FOR MORE INFORMATION CONTACT:

      Lydia Botham            651-481-2123
      David Karpinski         651-481-2360

LAND O'LAKES REPORTS FOURTH QUARTER/YEAR-END FINANCIALS
February 3, 2005 (Arden Hills, MN) ... Land O'Lakes, Inc., today reported 2004 net earnings of $20.1 million, as compared to $82.0 million for 2003. Company officials indicated that 2004 earnings were affected by non-cash pretax charges of approximately $23 million related to unrealized hedging losses and a $36.5 million impairment against its investment in CF Industries, Inc., a fertilizer manufacturer. Factoring out those non-cash adjustments, the company reported strong operating performance in nearly all its businesses.

Excluding unrealized hedging, impairments, litigation benefits and restructuring charges, 2004 pretax earnings were $84.8 million, versus comparable results of $66.7 million in 2003.

For the fourth quarter, Land O'Lakes reported a net loss of $11.9 million, as compared to net earnings of $39.1 million for the fourth quarter of 2003. Excluding unrealized hedging, impairments, litigation benefits and restructuring charges, fourth quarter pretax earnings were $27.1 million in 2004, versus comparable results of $39.9 million in 2003.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) exceeded company guidance. EBITDA was $91.9 million for the quarter and $227.5 million for the year.

Year-end sales totaled $7.7 billion, a 22-percent increase over 2003 sales of $6.3 billion. Fourth quarter sales of $1.9 billion represented a 1-percent increase over the fourth quarter of 2003.

                                     -more-
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Land O'Lakes Financials - Page 2 of 6

The company also reported continued progress against its key strategic initiatives of paying down debt and building balance sheet strength; portfolio management; and building its branded businesses.

STRATEGIC INITIATIVES
Paying down debt/building balance sheet strength
Land O'Lakes made prepayments on term debt totaling $127 million in 2004, of which $100 million was related to the establishment of a new, three-year receivables securitization facility in March. Nothing was drawn on the securitization facility at year-end. While Land O'Lakes has no significant term debt payments due until 2008, company officials indicated a continued commitment to accelerated debt reduction and expressed their intention to make a $50 million prepayment of term debt later this month.

The company ended the year with an improved long-term debt to capital ratio and strong liquidity ($391 million in cash-on-hand and unused borrowing authority).

Proactive portfolio management
The company reported progress on several key portfolio initiatives in 2004 including reducing its exposure to market risk in the Swine business. Company officials indicated they anticipate completing the sale of substantially all of its swine production assets during 2005. Accordingly, the swine division will be recorded in the company's financial statements as a discontinued operation from this point forward.

The company also reported the sale of $10.8 million in non-core or non-strategic assets in the fourth quarter, bringing full-year cash raised from such divestitures to $31.9 million.

                                     -more-
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Land O'Lakes Financials - Page 3 of 6

Building branded businesses
The company reported positive performance in its branded and proprietary businesses and products lines, including the LAND O LAKES brand in Dairy Foods, Feed and Eggs; the Purina brand in Feed; CROPLAN GENETICS in Seed; and AgriSolutions in Agronomy.

DAIRY FOODS
Dairy Foods reported $28.1 million in pretax earnings for the fourth quarter and $16.5 million for the year, as compared to 2003's pretax earnings of $22.6 million for the fourth quarter and $3.6 million for the year. Dairy Foods reported sales of $1.06 billion for the quarter and $4.0 billion for the year, as compared to $887.7 million and $3.0 billion in 2003.

The earnings improvement was driven primarily by positive performance in the Value Added side of the business. The company, for example, reported strong earnings in its core Branded Butter, Spreads and Deli Cheese categories.

While the company continued to face significant challenges in its Industrial (manufacturing) operations, progress was made in reducing costs and adjusting product mix, resulting in improved financial results in this category, particularly in the Upper Midwest and West.

The company also completed the Phase II expansion of its Cheese and Protein International (CPI) joint venture cheese and whey processing facility on time and on budget. This expansion should reduce per-unit cost and improve profitability at the West Coast facility.

                                     -more-
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Land O'Lakes Financials - Page 4 of 6

FEED
Feed reported fourth quarter pretax earnings of $13.9 million and a full-year pretax loss of $7.3 million, as compared to pretax earnings of $21.4 million and $46.4 million, respectively, in 2003. Feed earnings in 2004 included an unrealized hedging loss of $13.6 million and $5.5 million in litigation settlement gains, while 2003 earnings included an unrealized hedging gain of $11.8 million and $22.4 million in litigation settlement gains.

Feed sales were $603.4 million for the quarter and $2.6 billion for the year, as compared to $682.2 million for the quarter and $2.5 billion for the full year in 2003.

Feed faced notable challenges in the livestock/commodity area, driven by competitive pressures, increased energy, transportation and ingredient costs, and ongoing market volatility and restructuring in the swine and dairy industries. Overall, livestock feed volume was down 2%. Lifestyle Feed volume was strong, up 10% from one year ago, with particularly positive performance in companion animal and horse feeds.

SEED
Seed continued strong performance in 2004, with full-year pretax earnings of $15.8 million, versus $11.6 million for 2003. For the fourth quarter, Seed reported $2.0 million in pretax earnings, as compared to a $2.3 million loss in fourth quarter 2003. Seed sales were $115.2 million for the fourth quarter and $538.4 million for the full year, as compared to 2003's $129.8 million and $479.3 million, respectively.

Volume improvements, particularly in corn; the growth of the CROPLAN GENETICS brand; and the strength of the local cooperative distribution system all contributed to Seed's performance.


                                     -more-
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Land O'Lakes Financials - Page 5 of 6

LAYERS/EGGS
The company participates in the Layers/Eggs industry through its Moark joint venture. In this segment, year-end pretax earnings totaled $21.0 million, compared to $33.4 million in 2003. For the fourth quarter, the Company reported a $6.0 million loss, as compared to pretax earnings of $24.3 million in the same quarter one year ago.

Contributing to the earnings decline were a 3 cents/dozen drop in average egg prices and a 5 cents/dozen increase in feed costs year-over-year.

Sales for the year were $541.3 million, with fourth quarter sales of $111.4 million. This compared to consolidated sales of $317.8 million for 2003, and $175.7 million for the fourth quarter of last year. This is the first full year in which Moark sales were included in Land O'Lakes financial statements. Because consolidation began in July 2003, only half-year of Moark's sales were included in Land O'Lakes 2003 financials. Full-year sales for Moark were $552 million in 2003.

AGRONOMY
Land O'Lakes conducts its Agronomy business primarily through the Agriliance joint venture, in which Land O'Lakes holds 50-percent interest. The company reported a $16.7 million pretax loss in Agronomy for the year, as compared to $13.2 million in Agronomy pretax earnings in 2003. The 2004 loss was the result of a $36.5 million non-cash impairment charge related to the company's $249.5 million investment in CF Industries (fertilizer manufacturing).

For the quarter, the company reported a $46.3 million loss in Agronomy, as opposed to a $14.6 million loss for the fourth quarter of 2003. Again, the CF Industries impairment was recorded in the fourth quarter.


                                     -more-
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Land O'Lakes Financials - Page 6 of 6

CONFERENCE CALL
The national food and agricultural cooperative will discuss these results in a conference call scheduled for 1:00 p.m., Eastern Standard Time, February 3, 2005. The dial-in numbers are: USA - 1-800-540-0559; International - 1-785-832-1508. The passcode is "Land O'Lakes." A replay of the conference call will be available through February 17, 2005 at: USA - 1-800-934-3941; International 1-402-220-1157. The replay access ID is 3824.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $7 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.


                              CAUTIONARY STATEMENT
This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. For a further discussion of important risk factors that may materially affect management's estimates and Land O'Lakes results, please see the risk factors contained in Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2003 which can be found, free of charge, on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           Consolidated Balance Sheets
                                ($ in thousands)

                                                                         December 31,          December 31,
                                                                             2004                  2003
                                                                             ----                  ----
Assets
Current assets:
     Cash and short-term investments                                      $    73,136           $   110,274
     Restricted cash                                                           20,338                20,118
     Receivables, net                                                         583,411               620,369
     Inventories                                                              454,015               473,391
     Prepaid expenses                                                         282,084               242,923
     Other current assets                                                      73,560                72,110
                                                                         ------------          ------------
         Total current assets                                               1,486,544             1,539,185
Investments                                                                   470,550               503,452
Property, plant and equipment, net                                            610,012               617,386
Property under capital lease, net                                             100,179               109,145
Goodwill                                                                      331,582               373,083
Other intangibles                                                              99,016               102,938
Other assets                                                                  122,040               143,871
                                                                         ------------          ------------
         Total assets                                                     $ 3,219,923           $ 3,389,060
                                                                         ============          ============
Liabilities and Equities
Current liabilities:
     Notes and short-term obligations                                     $    51,753           $    80,703
     Current portion of long-term debt                                         10,680                 7,841
     Current portion of obligations under capital lease                        10,378                10,399
     Accounts payable                                                         835,498               757,920
     Accrued expenses                                                         227,635               230,250
     Patronage refunds and other member equities payable                       21,010                19,449
                                                                         ------------          ------------
         Total current liabilities                                          1,156,954             1,106,562
Long-term debt                                                                933,236             1,065,382
Obligations under capital lease                                                90,524                99,650
Employee benefits and other liabilities                                       174,877               175,363
Minority interests                                                              9,350                62,739
Equities:
     Capital stock                                                              2,059                 2,125
     Member equities                                                          848,246               866,586
     Accumulated other comprehensive loss                                     (72,776)              (64,669)
     Retained earnings                                                         77,453                75,322
                                                                         ------------          ------------
         Total equities                                                       854,982               879,364
                                                                         ------------          ------------
Commitments and contingencies
Total liabilities and equities                                            $ 3,219,923           $ 3,389,060
                                                                         ============          ============

                               LAND O'LAKES, INC.
                      Consolidated Statements of Operations
                                ($ in thousands)


                                                              Three Months Ended                  Twelve Months Ended
                                                                 December 31,                        December 31,
                                                       ----------------------------------   --------------------------------
                                                              2004              2003              2004              2003
                                                       ----------------  ----------------   --------------    --------------
Net sales                                                  $ 1,897,218       $ 1,879,097      $ 7,676,492       $ 6,269,185
Cost of sales                                                1,709,961         1,680,869        7,082,784         5,684,953
                                                       ----------------  ----------------   --------------    --------------
Gross profit                                                   187,257           198,228          593,708           584,232
Selling, general and administrative                            130,864           121,635          500,935           464,610
Restructuring and impairment charges                             5,599             3,173            7,815             6,342
                                                       ----------------  ----------------   --------------    --------------
Earnings from operations                                        50,794            73,420           84,958           113,280
Interest expense, net                                           20,567            22,239           83,114            80,972
Gain on legal settlements                                       (1,118)             (310)          (5,415)          (22,842)
Other income, net                                                 (481)             (914)          (2,061)           (1,586)
Equity loss in (earnings of) affiliated companies                3,263            (1,281)         (58,412)          (57,249)
Loss on impairment of investment                                36,500                --           36,500                --
Minority interest in earnings of subsidiaries                      325             2,727            1,648             6,366
                                                       ----------------  ----------------   --------------    --------------
(Loss) earnings before income taxes                             (8,262)           50,959           29,584           107,619
Income tax expense                                               3,103            10,493            2,704            20,703
                                                       ----------------  ----------------   --------------    --------------
Net (loss) earnings from continuing operations                 (11,365)           40,466           26,880            86,916
Loss from discontinued operations, net of tax                     (488)           (1,391)          (6,747)           (4,922)
                                                       ----------------  ----------------   --------------    --------------
Net (loss) earnings                                          $ (11,853)         $ 39,075         $ 20,133          $ 81,994
                                                       ================  ================   ==============    ==============

                          LAND O'LAKES, INC.
                Consolidated Statements of Cash Flows
                           ($ in thousands)


                                                                                    Twelve Months Ended
                                                                                        December 31,
                                                                                ----------------------------
                                                                                  2004                2003
                                                                                --------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net earnings                                                             $ 20,133            $ 81,994
       Loss from discontinued operations, net of tax                               6,747               4,922
       Adjustments to reconcile net earnings to net
         cash provided by operating activities:
           Depreciation and amortization                                         107,214             111,500
           Amortization of deferred financing costs                                5,625               7,736
           Bad debt expense                                                        2,351               5,214
           Proceeds from patronage revolvement received                            6,043               5,000
           Non-cash patronage income                                              (1,355)             (3,578)
           Receivable from legal settlement                                            -              96,707
           Deferred income tax (benefit) expense                                  (2,949)             11,675
           Decrease in other assets                                                5,740               5,865
           Decrease in other liabilities                                          (3,499)             (2,216)
           Restructuring and impairment charges                                   44,315               6,342
           Gain from divestiture of businesses                                    (1,438)               (684)
           Equity in earnings of affiliated companies                            (58,412)            (57,249)
           Minority interests                                                      1,648               6,366
           Other                                                                  (1,239)            (12,125)
       Changes in current assets and liabilities, net of divestitures:
           Receivables                                                            28,947             (51,055)
           Inventories                                                            15,105             (14,314)
           Other current assets                                                  (33,752)            (56,926)
           Accounts payable                                                       78,617              40,916
           Accrued expenses                                                      (17,817)             44,400
                                                                                --------           ---------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                                202,024             230,490
CASH FLOWS FROM INVESTING ACTIVITIES:
       Additions to property, plant and equipment                                (96,099)            (69,839)
       Purchase of minority interest                                             (12,150)                  -
       Payments for investments                                                     (703)            (10,047)
       Net proceeds from divestiture of businesses                                13,068               1,815
       Proceeds from sale of investments                                           2,342               3,000
       Proceeds from sale of property, plant and equipment                        11,990              19,669
       Dividends from investments in affiliated companies                         47,846              37,356
       Increase in restricted cash                                                  (220)            (20,118)
       Other                                                                         860               3,913
                                                                                --------           ---------
       NET CASH USED BY INVESTING ACTIVITIES                                     (33,066)            (34,251)
CASH FLOWS FROM FINANCING ACTIVITIES:
       (Decrease) increase in short-term debt                                    (28,616)             11,683
       Proceeds from issuance of long-term debt                                   17,416             185,037
       Principal payments on long-term debt                                     (146,011)           (304,910)
       Principal payments on obligations under capital lease                     (10,367)             (9,590)
       Payments for debt issuance costs                                           (4,323)             (3,486)
       Payments for redemption of member equities                                (34,619)            (24,380)
       Other                                                                        (300)               (688)
                                                                                --------           ---------
       NET CASH USED BY FINANCING ACTIVITIES                                    (206,820)           (146,334)
       NET CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS                           724              (3,958)
                                                                                --------           ---------
       NET (DECREASE) INCREASE IN CASH AND SHORT-TERM INVESTMENTS                (37,138)             45,947
CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF YEAR                             110,274              64,327
                                                                                --------           ---------
CASH AND SHORT-TERM INVESTMENTS AT END OF YEAR                                  $ 73,136           $ 110,274
                                                                                ========           =========

                       LAND O'LAKES, INC.
                             EBITDA
                        ($ in thousands)

                                                                            Three Months Ended               Twelve Months Ended
                                                                               December 31,                      December 31,
                                                                   --------------------------------------   -----------------------
                                                                         2004                2003                    2004
                                                                   ------------------  ------------------   -----------------------
NET (LOSS) EARNINGS                                                        $ (11,853)           $ 39,075                  $ 20,133
Income tax expense                                                             3,103              10,493                     2,704
Minority interest in earnings of subsidiaries                                    325               2,727                     1,648
Equity in loss (earnings) of affiliated companies                              3,263              (1,281)                  (58,412)
Interest expense, net                                                         20,567              22,411                    83,114
Cash patronage income                                                          2,351                  79                     5,254
Joint venture cash distributions                                              15,091              32,166                    49,785
Depreciation and amortization                                                 25,859              29,176                   107,214
Non-cash impairment charges                                                   39,303               2,468                    41,875
One-time items included (excluded) in bank EBITDA                               (316)              1,528                    (1,573)
Restructuring charges less cash paid                                           4,070                 142                     2,368
Unrealized hedging (gain) loss                                                (4,838)            (12,565)                   23,512
Unrestricted entities - EBITDA                                                (5,000)            (25,199)                  (50,158)
                                                                   ------------------  ------------------   -----------------------
 BANK EBITDA(1)                                                             $ 91,925           $ 101,220                 $ 227,464
                                                                   ==================  ==================   =======================



BANK COVENANTS                                                                                                   LTM 12/31/04
Interest expense coverage ratio - required  >   2.5                                                                         3.23 x
Leverage ratio - required   <   4.5                                                                                         3.17 x
Consolidated cash interest expense (2)
INTEREST EXPENSE                                                                                                          $ 83,114
Unrestricted subs interest expense                                                                                         (14,483)
Interest earned                                                                                                              6,260
Change in accrued interest                                                                                                    (878)
Interest in discontinued operations                                                                                          2,065
Non-cash amortized financing costs                                                                                          (5,625)
                                                                                                            -----------------------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                                                          $ 70,453
                                                                                                            =======================
Consolidated Indebtedness (3)
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                                                    $ 1,096,571
Less capital securities                                                                                                   (190,700)
Less CPI capital lease                                                                                                     (90,375)
Less MoArk capital lease                                                                                                   (10,527)
Less MoArk debt                                                                                                            (73,471)
Less CPI bonds                                                                                                             (10,000)
Less other unrestricted subs debt                                                                                             (196)
                                                                                                            -----------------------
   TOTAL BANK CONSOLIDATED INDEBTEDNESS                                                                                  $ 721,302
                                                                                                            =======================

----------
(1) As calculated as per the Senior Credit Agreements.

(2) Dividends on capital securities are included in interest expense.

(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.